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                                                                    EXHIBIT 4.01



                          REGISTRATION RIGHTS AGREEMENT


        THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of May 28, 1999, by and between VERITAS Holding Corporation, a Delaware corporation (the "COMPANY"), and Seagate Software, Inc. (the "STOCKHOLDER").

                                    RECITALS

        WHEREAS, the Stockholder is acquiring shares of Common Stock of the Company pursuant to that certain Amended and Restated Agreement and Plan of Reorganization by and among the Company, VERITAS Software Corporation, a Delaware corporation ("VERITAS"), Seagate Technology, Inc., a Delaware corporation ("STI"), Seagate Software, Inc., a Delaware corporation ("SSI" or the "STOCKHOLDER") and Seagate Software Network & Storage Management Group, Inc., a Delaware corporation, dated April 15, 1999 (the "PLAN") in connection with the merger of the Company's subsidiary with and into VERITAS and the contribution by STI, the Stockholder and certain affiliated entities to the Company of all assets used in connection with the business previously carried on by the Network & Storage Management Group of STI and the Stockholder (collectively, the "REORGANIZATION"); and

        WHEREAS, as an inducement for STI and the Stockholder to consummate the transactions contemplated by the Plan, the Company desires to grant registration rights to the Stockholder as set forth herein, which Agreement shall become effective on the effective date of the Reorganization.

        NOW, THEREFORE, in consideration of the facts set forth in the foregoing recitals and the mutual promises and covenants hereinafter set forth, the Company and the Stockholder agree as follows:

                                    SECTION 1

                               REGISTRATION RIGHTS

        1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                      (a) "SEC" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                      (b) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

                      (c) "HOLDER" shall mean the Stockholder or anyone who holds outstanding Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with
        Section 1.8 hereof.

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                      (d) "REGISTER," "REGISTERED" and "REGISTRATION" shall
        refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer and sell Registrable Securities.

                      (e) "REGISTRABLE SECURITIES" shall mean all of the following to the extent that same have not been resold by Holder in any public offering: (i) any and all shares of Common Stock of the Company issued to the Stockholder pursuant to the Plan; (ii) any and all shares of Common Stock of the Company issued to the Stockholder as a result of the exercise of its rights set forth in Section 5 of the Stockholder Agreement being executed concurrently herewith; (iii) securities issued in any reorganization with respect to the Common Stock referred to in clause (i) above; or (iv) securities issued as a result of a stock split, stock dividend, recapitalization or combination with respect to the stock referred to in clauses (i) and (ii) above.

                      (f) "REGISTRATION EXPENSES" shall mean all expenses incurred in connection with a Registration hereunder, including, without limitation, all registration and filing fees, printing expenses, custody fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such Registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                      (g) "SECURITIES ACT" shall mean the Securities Act of 1933 as amended, or any successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time.

                      (h) "SELLING EXPENSES" shall mean, with respect to any Registration pursuant to this Agreement, all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Holders.

        1.2    PIGGYBACK REGISTRATION.

               (a) If at any time or from time to time the Company shall determine to Register any of its securities for its own account (other than Registrations relating solely to employee benefit plans, offerings of debt securities of the Company, transactions covered by Rule 145 under the Securities Act, registrations relating to any acquisitions by the Company, or registrations on any form (other than Form S-1, S-2 or S-3, or their successor forms) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), provided that if the Company approves the inclusion of Registrable Securities in such Registration, the Company will:

                             (i) give each Holder written notice thereof as soon as practicable prior to filing the registration statement, and indicate in such notice the total number of Registrable Securities which may be included in such Registration as determined by the Company in its sole discretion (the "MAXIMUM NUMBER"); and



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                             (ii) include in such Registration and in any
        underwriting involved therein, the number of Registrable Securities specifically requested to be included therein, subject to the limitations of subsection (b) of this Section 1.2, and which number shall not exceed the Maximum Number. Any such notice shall be in writing and shall be delivered within ten days after receipt of such notice from the Company. In the event that the Registrable Securities requested to be included in such Registration by the Holders exceeds the Maximum Number, the Maximum Number of Registrable Securities shall be allocated among those Holders of Registrable Securities requesting Registration in proportion to the number of Registrable Securities then outstanding held by all Holders requesting Registration.

               (b) If the Registration is for an underwritten public offering, the Company shall so advise the Holders in the written notice given pursuant to subsection 1.2(a)(i) above. In such event the right of any Holder to participate in the Registration pursuant to Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may exclude shares (including Registrable Securities) from the Registration and underwriting and the number of shares that may be included in the Registration and the underwriting shall be allocated FIRST to the Company, SECOND to any holder (other than Holders) of any other securities of the Company entitled to inclusion in such Registration, and THIRD to each of the Holders requesting inclusion of Registrable Securities in such Registration in proportion to the number of outstanding Registrable Securities then held by all such Holders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such Registration (up to the limit imposed by the managing underwriters), the Company shall offer to all Holders who have included Registrable Securities in the Registration the right to include additional Registrable Securities in the same proportion used in determining the limitation as set forth above. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration and shall remain subject to the lockup agreement in Section 1.10.

               (c) The Holders of Registrable Securities so Registered shall pay all Selling Expenses, and shall pay the proportion of all Registration Expenses incurred in connection with any Registration pursuant to this Section 1.2 that the aggregate number of Registrable Securities included in such Registration bears to the aggregate number of all securities included in such Registration. Such Selling Expenses and Registration Expenses shall be paid by all selling Holders in proportion to the aggregate number of Registrable Securities sold by such selling Holders.



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        1.3 FORM S-3 REGISTRATIONS. If at any time or from time to time the
Company shall receive from Holders a written request or requests that the Company effect a Registration with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

                      (a) Promptly give written notice of the proposed Registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other registered Holders of Registrable Securities.

                      (b) In accordance with Section 1.4 hereof, effect such Registration and as would permit the sale and distribution of such Registrable Securities as are specified in such requests, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such Registration, qualification or compliance pursuant to this Section 1.3 if:

                             (1) Form S-3 is not available for such offering;

                             (2) the Holders, together with the Holders of other
               Registrable Securities, propose to sell Registrable Securities with an aggregate price to the public of less than $2,500,000;

                             (3) the Company shall furnish to the Holders a
               certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Company's Board of Directors, it would be seriously detrimental to the Company and its stockholders for such Registration to be effected at such time, in which event the Company shall have the right, no more than once during any 12-month period, to defer the filing of the Form S-3 registration statement for a period of up to 120 days after receipt of the final request of Holders under this Section 1.3;

                             (4) the Company has, within the nine-month period
               preceding the date of such request, already effected one Registration on Form S-3 with respect to Registrable Securities pursuant to this Section 1.3; or

                              (5) Notwithstanding anything else herein contained
               to the contrary, the company will not be required to qualify to do business in any particular jurisdiction or to execute a general consent to service of process in effecting such Registration, qualification or compliance in an jurisdiction where it would not otherwise be subject to service of process.

                       (c) If the Holders initiating the Registration request under this Section 1.3 ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 1.3 and the Company shall include such information in the written notice referred to in subsection 1.3(a). In such event, the right



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        of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. A majority in interest of the Initiating Holders shall select an underwriter who shall serve as lead manager of the offering to which the Registration relates and the Company shall select an underwriter which shall serve as co-manager of the offering with the underwriter selected by the Holders. All Holders proposing to distribute Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting by the Initiating Holders and the Company. Notwithstanding any other provision of this Section 1.3, if such managing underwriters advise the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be Registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the managing underwriters and allocated among the Holders participating in such Registration in proportion to the number of Registrable Securities then outstanding held by each such participating Holder (including the Initiating Holders). Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the Registration.

                      (d) The Holders of Registrable Securities so Registered shall pay all Selling Expenses, and shall pay the proportion of all Registration Expenses incurred in connection with any Registration pursuant to this Section 1.3 that the aggregate number of Registrable Securities included in such Registration bears to the aggregate number of all securities included in such Registration. Such Selling Expenses and Registration Expenses shall be paid by all selling Holders in proportion to the aggregate number of Registrable Securities sold by such selling Holders.

        1.4 OBLIGATIONS OF THE COMPANY. Whenever required to effect the Registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                      (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and keep such registration statement effective until the distribution is completed, but not longer than 90 days after the effective date thereof (to be extended for any days in which the Company requires the Holders to cease sales of shares as provided below); provided, however, that the Company may by written notice require that the Holders immediately cease sales of shares (for a period not to exceed 60 days) pursuant to such registration statement at any time that (i) the Company becomes engaged in business activity or negotiation which is not disclosed in the registration statement (or the prospectus included therein) which the Company reasonably believes must be disclosed therein under applicable law and which the Company desires to keep confidential for business purposes, (ii) the Company determines that a particular



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        disclosure so determined to be required to be disclosed therein would be premature or would adversely affect the Company or its business or prospects, or (iii) the registration statement can no longer be used under the existing rules and regulations promulgated under the Securities Act.

                      (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                      (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such Registration.

                      (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                      (e) Enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                      (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                      (g) Furnish to the underwriters in connection with the closing of the sale of such Registrable Securities (i) an opinion, dated as of such closing date, of the counsel representing the Company for the purposes of such Registration, in form and substance as is customarily given to underwriters in an underwritten public offering of the size and nature of the applicable Registration, and (ii) a "comfort" letter dated as of such closing date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

        1.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.2 or 1.3 that the selling Holders shall furnish



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        to the Company such information regarding themselves, the Registrable
        Securities held by them, and the intended method of disposition of such Registrable Securities as shall be required to timely effect the Registration of Registrable Securities.

        1.6 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 1.2 or 1.3:

                      (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

                                    (i) any untrue statement or alleged untrue
               statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                                    (ii) the omission or alleged omission to
               state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which made, not misleading; or

                                    (iii) any violation or alleged violation by
               the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

        and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder or underwriter.

                      (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its



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        officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter (as defined in the Securities Act) and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such underwriter or other Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such underwriter or other Holder may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Holder, which consent shall not be unreasonably withheld; and, provided, further, that the total amounts payable in indemnity by a Holder under this subsection 1.6(b) in respect of any Violation shall not exceed the proceeds (net of underwriting discounts and commissions) received by such Holder in the registered offering out of which such Violation arises.

                      (c) Notice. Promptly after receipt by an indemnified party under Section 1.6 of notice of the commencement of any action (including, without limitation, any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding; and, provided, further, that the indemnifying party shall not be required to pay for more than one separate counsel for all indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under Section 1.7.



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                      (d) Contribution. In order to provide for just and
        equitable contribution to joint liability under the Securities Act, the Exchange Act or any federal or state securities laws in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to Section 1.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 1.6 provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or any federal or state securities laws may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under
        Section 1.6; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or parties on the one hand or the indemnified party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the proceeds (net of underwriting discounts and commissions) received by such Holder from all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                      (e) Survival. The obligations of the Company and Holders under Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement.

        1.7 "MARKET STAND-OFF" AGREEMENT. Each Holder who gives notice to the Company of such Holder's desire to participate in any Registration under Section
1.2 or 1.3 hereof hereby agrees that it shall not, to the extent requested by the Company or the managing underwriter, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees, affiliates or partners of the Holder who agree to be similarly bound) for the period from the filing of the registration statement until up to 90 days following the date of the final prospectus in connection with the registration statement. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 1.7 and to impose stop transfer instructions with respect to the Registrable Securities of such Holders until the end of such period. The provisions of this Section 1.7 shall be binding upon any transferee of any Registrable Securities.



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        1.8 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to
Register securities granted to the Holder under Sections 1.2 and 1.3 of this Agreement may be assigned, but only to (A) any parent or subsidiary corporation of the Holder or to any other corporation or other entity under common control with Holder, (B) any party acquiring Stockholder or (C) any party who acquires Registrable Securities representing an interest sufficient to trigger a requirement that such party file a Form 13D with respect to such acquisition, provided that (i) such transfer may be effected in accordance with the applicable securities laws, (ii) the Company is given written notice of such assignment prior to such assignment; and (iii) in any such case Stockholder shall, and shall be authorized, to act for all Holders of Registrable Securities for all purposes under this Agreement.

        1.9 TERMINATION OF RIGHTS. The rights granted pursuant to this Agreement
(a) shall terminate as to any Holder when the aggregate number of Registrable Securities owned by such Holder could all be sold in a three-month period in compliance with Rule 144 under the Securities Act (together with other Registrable Securities the sales of which would be required to be aggregated with such Holder's sales under such rule) using the 1% volume limitation contained in Rule 144(e)(1)(i), and (b) shall not be exercisable by any Holder if at the time of the request for or notice of Registration under Section 1.2 or
1.3 such Holder could sell (together with other Holders whose sales may be aggregated) in a three-month period all Registrable Securities then held by such Holder in compliance with Rule 144 using the Company's average weekly trading volume calculation at such time.

        1.10 RULE 144 REPORTING. With a view to making available the benefits of Rule 144, the Company agrees to:

                      (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                      (b) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                      (c) furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and provide a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of Rule 144.

                                    SECTION 2

                                  MISCELLANEOUS

        2.1 WAIVERS AND AMENDMENTS. The rights and obligations of the Company and the rights and obligations of the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended, only with the written consent of the Company and Holders of a majority of the Registrable Securities then outstanding.



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        2.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the California State courts Santa Clara County, California (or, if there is exclusive federal jurisdiction, the United States District Court for the Northern District of California), and the parties consent to the personal and exclusive jurisdiction and venue of these courts.

        2.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        2.4 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

        2.5 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed first class, postage prepaid, addressed (a) if to a Holder, at such Holder's address set forth on the signature page hereof, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at its principal executive offices (Attention: Chief Financial Officer) or at such other address as the Company shall have furnished to the Holders in writing. Notices shall be effective upon mailing.

        2.6 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

        2.7 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        2.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.



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

        The foregoing Registration Rights Agreement is hereby executed as of the date first above written.

                                        "COMPANY"

                                        VERITAS HOLDING CORPORATION,
                                        A DELAWARE CORPORATION

                                        /s/ MARK LESLIE
                                        ----------------------------------------
                                        Signature of Authorized Signatory

                                        Mark Leslie, President and CEO
                                        ----------------------------------------
                                        Print Name and Title



                                        "STOCKHOLDER"

                                        SEAGATE SOFTWARE, INC.,

                                        A DELAWARE CORPORATION

                                        /s/ ELLEN E. CHAMBERLAIN
                                        ----------------------------------------
                                        Signature of Authorized Signatory

                                        Ellen E. Chamberlain, Chief Financial
                                                              Officer
                                        ----------------------------------------
                                        Print Name and Title

                                        Address:



                                       12